Exhibit 10.1

AMENDMENT TO FORWARD SHARE PURCHASE AGREEMENT

This Amendment to the Forward Share Purchase Agreement (this “Amendment”), dated as of November 10, 2022, amends the Forward Share Purchase Agreement dated as of September 13, 2022 (the “Agreement”), by and among (i) FOXO Technologies Inc. (f/k/a Delwinds Insurance Acquisition Corp.), a Delaware corporation (“DWIN”), (ii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), (iii) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and (iv) Meteora Capital Partners, LP, a Delaware limited partnership (“MCP” and together with MSOF and MSTO, each individually an “Investor” and collectively, the “Investors”). Each of DWIN, MSOF, MSTO, and MCP is individually referred to herein as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, Delwinds Insurance Acquisition Corp. was a special purpose acquisition company, also known as a blank check company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, DWIN entered into a Business Combination Agreement, dated as of February 24, 2022 (the “Business Combination Agreement”), by and among DWIN, a Delaware corporation, DWIN Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DWIN, DIAC Sponsor LLC, a Delaware limited liability company and FOXO Technologies Inc., a Delaware corporation (“FOXO”), pursuant to which a wholly owned subsidiary of DWIN acquired FOXO by merger of FOXO with and into such subsidiary (such merger and the other transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”), and DWIN was re-named “FOXO Technologies Inc.” upon the consummation of the Business Combination (FOXO Technologies Inc., as the post- combination company shall be referred to herein as the “Company”), and DWIN filed a Registration Statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”), and the Registration Statement included a proxy statement/prospectus and certain other related documents;

WHEREAS, the Parties are each a party to the Agreement, pursuant to which the Company agreed to purchase from the Investors, and the Investors may sell and transfer to the Company, in each case, subject to the conditions set forth herein, certain shares of Common Stock (as defined herein) of DWIN, which the Investors have purchased prior to the date hereof and do not redeem prior to the closing of the Business Combination (the “BC Closing”) or which the Investors purchase from redeeming stockholders of DWIN prior to the BC Closing (the “Shares”) on the terms set forth herein; and WHEREAS, the Parties desire to enter into this Amendment to amend the Original Agreement to change the Maturity Consideration that may be due to the Investors on the Put Date.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Amendments. The Parties agree to amend the Agreement to include the following in the Amendment: Section 1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

b) Shares Closing. If a Shares Sale Notice is timely delivered by any Investor to the Company and Escrow Agent, the closing of the sale of the Shares contemplated in each such timely delivered Share Sales Notice (the “Shares Closing”) shall occur no later than the Put Date. On the Put Date, each selling Investor shall deliver, or cause to be delivered, the Shares (net of the Maturity Consideration as defined below, if applicable) subject to the applicable Shares Sale Notice free and clear of all liens and encumbrances to Escrow Agent and, in exchange therefor, the Escrow Agent shall deliver to each such selling Investor(s) an amount equal to (i) the Shares Purchase Price multiplied by (ii) the number of Shares being sold (for the avoidance of doubt, without netting the Maturity Consideration as defined below, if applicable) by such selling Investor to the Company (with respect to any particular selling Investor, the “Investor Shares Purchase Price”), which shall be paid by wire transfer of immediately available funds from the Escrow Account. The Escrow Agent shall, (i) without delay, release from the Escrow Account to each selling Investor on the Put Date, for such selling Investor’s use without restriction, an amount equal to the applicable Investor Shares Purchase Price, and (ii) promptly deliver such sold Shares (net of the Maturity Consideration as defined below, if applicable) to the Company. Upon termination of the agreement governing the terms of the Escrow Account to be established in connection herewith, all interest accrued on the escrowed property shall be promptly released to the Investors. The Put Date may be accelerated by the Investor if (i) the Shares are delisted from a Qualified Exchange, (ii) the Agreement is terminated for any reason after the closing of the Business Combination, or (iii) during any 30 consecutive trading day period following the closing of the Business Combination, the VWAP Price (as defined below) for 20 trading days during such period shall be less than $2.50 per Share. For purposes of this Agreement, the “VWAP Price” per Share shall be determined for any trading day or any specified trading period using the Rule 10b-18 volume weighted average price per share of Common Stock as reported via a Bloomberg Terminal by searching “FOXO <Equity> AQR SEC” (or any successor thereto). On the Put Date the Investor(s) shall be entitled to retain 500,000 Company shares (the “Maturity Consideration”). Such Maturity Consideration shall be subtracted from any Shares to be delivered to the Company by the Investors on the Put Date to the extent the number of Shares then owned by the Investors is equal to or greater than the Maturity Consideration. To the extent the Investors own less Shares than the Maturity Consideration on the Put Date, the Company shall transfer to the Investors the difference between the Maturity Consideration and Shares in the form of fully-registered, freely tradeable shares.

2. No Other Amendments. All other terms and conditions of the Agreement shall remain in full force and effect and the Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Signatures sent by facsimile transmission or in PDF format shall be deemed to be originals for all purposes of this Amendment.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Amendment and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. Governing Law; Jurisdiction. This Amendment, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising from or relating to the relative rights of the parties hereto and all other questions concerning the construction, validity and interpretation of this Amendment, shall be brought exclusively in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment to be effective as of the date first set forth above.

MSOF:

METEORA SPECIAL OPPORTUNITY
FUND I, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	CIO/Managing Member

Address for Notices:
1200 N Federal Hwy, Suite 200
Boca Raton, FL 33432
Email: team@meteoracapital.com

MSTO:

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	CIO/Managing Member

Address for Notices:
1200 N Federal Hwy, Suite 200
Boca Raton, FL 33432
Email: team@meteoracapital.com

MCP:

METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	CIO/Managing Member

Address for Notices:
1200 N Federal Hwy, Suite 200
Boca Raton, FL 33432
Email: team@meteoracapital.com

[Signature Page to Amendment to Forward Share Purchase Agreement]

DWIN:

FOXO Technologies Inc. (F/K/A DELWINDS INSURANCE ACQUISITION CORP.)

By:	/s/ Jon Sabes
Name:	Jon Sabes
Title:	Chief Executive Officer

Address for Notices:
729 N Washington Ave., Suite 600
Minneapolis, MN 55401
Email: jsabes@foxotechnologies.com

[Signature Page to Amendment to Forward Share Purchase Agreement]

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